Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Re:	Ford Motor Company Registration Statements Nos. 33-39402, 33-54348, 33-55847, 33-62227, 333-02735, 333-20725, 333-31466, 333-37542, 333-46295, 333-47733, 333-52399, 333-56660, 333-57596, 333-57598, 333-58697, 333-65703, 333-70447, 333-71380, 333-74313, 333-85138, 333-87619, 333-87990, 333-104063, 333-104064, 333-105674, 333-113584, 333-113608,333-115340, 333-123251, 333-123252, 333-132156, 333-138819, 333-138821 on Form S-8 and Nos. 333-75214 and 333-139149 on Form S-3.
We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Company of our reports dated February 27, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Detroit, Michigan
February 28, 2007